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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                         August 6, 1998
                         Date of Report
               (Date of Earliest Event Reported)

              INTERNATIONAL HERITAGE, INCORPORATED
     (Exact Name of Registrant as Specified in its Charter)

       Nevada                  002-97690-D             87-0421191
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                I.D. No.)

                         Carolina Place
                2626 Glenwood Avenue, Suite 200
                 Raleigh, North Carolina 27608
            (Address of Principal Executive Offices)

                         (919)571-4646
                 Registrant's Telephone Number


Item 1.   Changes in Control of Registrant.

          None; not applicable.

Item 2.   Acquisition or Disposition of Assets.

          None; not applicable.

Item 3.   Bankruptcy or Receivership.

          None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          None; not applicable.

Item 5.   Other Events.

          On August 6, 1998, the North Carolina Department of Revenue provided the Company with an Auditor's Report regarding Sales and Use Tax for the period July 1, 1995 through February 28, 1998 (the "Audit"). On August 9, 1998, the Company received the Notice of Proposed Assessment ("Notice"). The Notice provides for total payment in the amount of $921,758.15, comprised of $653,931.64 in additional sales and use tax as based upon the findings of the Audit, $163,482.91 in penalties and $104,343.60 in interest.

          International Heritage, Incorporated has requested a hearing on the findings of the Audit due to the fact that it believes certain items included in the assessment base were determined incorrectly. Said hearing will be held on or before December 7, 1998.

Item 6.   Resignations of Registrant's Directors.

          None; not applicable.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          None; not applicable.

Item 8.   Change in Fiscal Year.

          None; not applicable.

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              INTERNATIONAL HERITAGE, INCORPORATED

Date:          09/15/98.           By: /s/ Stanley H. Van Etten
                              ______________________________________

                              President, CEO and Chairman of the Board